EXECUTION COPY

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EXHIBIT 10.1

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") made effective as of the 1st day of June, 2001 (the "Effective Date").

BETWEEN:

            AMMA CORPORATION, a body corporate, incorporated under the laws of the province of Alberta, having an office in the City of Calgary, in the Province of Alberta

                                                                        ("AMMA")

                                     - and -

            JOSE GONZALO CABANILLAS CORAL, a citizen of Peru resident in Iquitos, Peru

                                                                  ("CONSULTANT")

WHEREAS AMMA has agreed to engage Consultant, and Consultant has agreed to act as a Consultant to AMMA on the terms and conditions hereinafter contained; NOW THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                                    SERVICES

1.1 AMMA engages Consultant, and more specifically the individual representative of Consultant described in Schedule "A" hereto as "PRINCIPAL" and Consultant agrees to, or to cause Principal to, provide and perform in accordance with the terms and conditions of this Agreement those services (the "SERVICES") as set out and described in Schedule "A" hereto. Reference hereinafter in this Agreement to Consultant will be deemed to include reference to Principal.

1.2 Consultant, in the provision and performance of the Services, at all times, shall act in accordance with the dictates of good business skill, shall provide and perform the Services in accordance with the best modern methods, standards and practices, shall obey all laws and regulations, shall also comply with AMMA's Code of Business Conduct for Contracted Service Providers (attached hereto as Schedule "D") and to the extent applicable as determined by AMMA, all general health, safety and environmental and other corporate rules, procedures and practices of AMMA. Consultant shall sign and shall cause all Principals to sign the Acknowledgement for the Code of Business Conduct for Contracted Service Providers Form (attached hereto as Schedule "E").

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1.3   Consultant shall immediately report all notifications or advice, verbal or written, from, and any other type of contact with, all governmental officials relating to the provision of Services hereunder, to the supervisor, superintendent or foreman employed by AMMA on the locations where Consultant is performing Services.

1.4 The Consultant acknowledges that Services it may provide to AMMA may be conducted through an affiliate service company of AMMA. AMMA recognizes the importance of timely payment of the obligations of its service company and shall cause the service company to maintain an operating fund equal to but not less than $10,000 U.S.

1.5   AMMA and its affiliate service company shall:

      (a) Not employ illegal or unethical practices in production or promotion of the products;

      (b) Represent Cabanillas in a manner intended to preserve and enhance the goodwill of the products and the reputation of Cabanillas as a provider of quality products; and

      (c) Produce and promote the products in accordance with the laws applicable in the various jurisdictions where the products are to be marketed hereunder.

                                   ARTICLE 2
                                      TERM

2.1 This Agreement shall commence on the date first above written and shall continue, subject to earlier termination in accordance with clause y2.4 or y2.5 hereof, until the 1st day of June, 2006.

2.2 AMMA guarantees this Agreement for a period of 1 year from the Effective Date (the "GUARANTEED CONSULTING PERIOD"). In the event that AMMA terminates the Agreement without cause during Guaranteed Consulting Period, AMMA shall pay the consultant a penalty fee calculated by taking 12 months less the number of months already worked times $12,000. This penalty shall be no less than $72,000. Thereafter, AMMA agrees to pay upon termination without cause a termination fee equal to six month fees.

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2.3   AMMA shall deposit with the same trust agent where Cabanillas has deposited the formulations pursuant to License Agreement between Cabanillas and AMMA dated June 1st, 2001 the sum of $72,000 U.S. in an interest bearing trust account (the "TERMINATION FEE FUND"). This Termination Fee Fund is held in trust to comply with the payout contemplated in Section y2.2. Such Termination Fee Fund shall be released by the trustee to Cabanillas upon termination without cause of this Agreement. Interest accuing on the Account shall be paid to AMMA.

2.4 This Agreement shall terminate immediately upon the death, total and permanent disability or mental incapacity of Consultant. For the purposes of this clause y2.4, reference to Consultant shall be deemed to include reference to the Principal. AMMA may pay Consultant thirty (30) days fees in accordance with Schedule "C" for a termination under this provision.

2.5 Either party may terminate this Agreement without further notice if the other defaults in the performance of its obligations hereunder and such default continues unremedied for two (2) days after the 30 day written notice of such default. Without limiting the generality of the foregoing, a party shall be deemed to be in default in the performance of its obligations if:

      (a)   it be adjudicated bankrupt;

      (b) it is found to be guilty of fraud or some other serious violation of the law; or

      (c) if there are reasonable grounds for determining that such party conducted itself dishonestly, or knowingly allowed itself to be in a serious conflict of interest with respect to its obligations pursuant to this Agreement, or was guilty of serious misconduct.

2.6 Subject to Sections y2.2 and y2.3, either party may terminate this agreement at any time on thirty (30) days' written notice to the other.

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                                   ARTICLE 3
                                   SCHEDULING

3.1 Subject to the other provisions of this Agreement, Consultant shall devote to the performance and provision of the Services such of Consultant's time, attention and skill as may be necessary for the proper performance and provision of the Services. AMMA and Consultant shall from time to time consult on what is necessary in this regard; provided however, that nothing herein shall relieve Consultant of the obligation to provide and perform the Services in a timely fashion as instructed by AMMA.

3.2 Subject to clauses y3.1 and y3.2 hereof, Consultant shall be free to determine the hours of the day during which to perform and provide the Services; provided that, to the extent that the Services necessitate attendance at AMMA's offices, Consultant will endeavour to become available during the period that such offices are open for general business and, if it is required by the nature of the Services that Consultant be available to consult with employees of AMMA, Consultant will endeavor to be available during such of the normal business hours as is consistent with the efficient and proper performance and provision of the Services.

3.3 AMMA may require that Consultant be available to perform and provide the Services at a place and time proposed by AMMA if required for the efficient and proper provision and performance of the Services.

                                   ARTICLE 4
                            METHOD AND RESPONSIBILITY

4.1 Subject to clause y1.2 hereof, Consultant's method of providing and performing the Services will be Consultant's own; except that, Consultant will comply with the general directions of AMMA (specified in part in Schedule "A") as to the Services to be performed and provided and Consultant will use its best efforts to promote the interests of AMMA.

4.2 Consultant will be responsible for providing and will provide everything that is required for the provision or performance of the Services except those items, if any, that are indicated in Schedule "B" as to be provided by AMMA. AMMA shall reimburse Consultant for those items, if any, that are indicated in Schedule "B" as to be provided by Consultant and paid for by AMMA and Consultant shall reimburse AMMA for those items, if any, that are indicated in Schedule "B" as to be provided by AMMA and paid for by Consultant.

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4.3   Consultant will be responsible for all out of pocket expenses incurred by
      Consultant in the performance and provision of the Services except as specifically provided in Schedule "B".

                                   ARTICLE 5
                                 CONFIDENTIALITY

5.1 Consultant will keep secret and confidential, during the term of this Agreement and for a period of five (5) years thereafter, all information disclosed to Consultant by AMMA, all information of a confidential nature disclosed by a third party to Consultant in the capacity as a representative on behalf of AMMA (which, in addition to the confidentiality requirements hereunder will be kept confidential by Consultant in accordance with the terms of their disclosure by such third party), and all information developed by Consultant in the course of providing and performing the Services, except:

      (a)   information which at the time of disclosure is in the public domain;

      (b) information which after disclosure is published or otherwise becomes part of the public domain through no fault of Consultant (but only after it is published or otherwise becomes part of the public domain);

      (c) information which Consultant can show was in its possession prior to disclosure hereunder;

      (d) information which Consultant can show was received after the time of disclosure hereunder from a third party who did not require that it be held in confidence and who did not, to Consultant's knowledge, acquire it, directly or indirectly, from AMMA or a third party under an obligation of confidence; or

      (e) information which Consultant is legally compelled to disclose under a subpoena or order of a court, regulatory body or other authority of competent jurisdiction, or information which Consultant is otherwise obliged to disclose by law.

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5.2   Consultant shall require any employee or any other person performing the
      Services on its behalf to comply with the confidentiality provisions of this Agreement as well as any further reasonable confidentiality requirements specified by AMMA which may include, but is not limited to, execution of a confidentiality letter or Agreement.

5.3 All documentation, data, reports and other information developed by Consultant in providing the Services shall become the property of AMMA. Consultant will turn over all such documentation, data, reports and other information to AMMA on termination of this Agreement.

5.4 In the event that Consultant shall, during the performance and provision of the Services, make an invention, discovery, design, improvement, or copyright work (hereinafter together called "invention"), either in the course of performing the obligations hereunder or relating to or capable of being used in those aspects of the businesses of AMMA upon which Consultant is engaged, Consultant:

      (a) shall promptly disclose to AMMA full details thereof to enable AMMA to assess the invention and AMMA will have 60 days from the receipt of notice of the invention to advise Consultant of their acceptance or rejection of the invention;

      (b) shall hold all such inventions in trust for AMMA as contemplated by the License Agreement between Cabanillas and the Licensee and shall at the request and expense of AMMA do all things necessary to enable AMMA or its nominee to obtain the benefit thereof in such manner as AMMA shall require and to secure patent or other appropriate forms of protection therefor; and

      (c) shall not (except as provided in this clause or as may be necessary in the course of Consultant's duties for AMMA) disclose or make use of any invention subject to this clause without AMMA's prior consent in writing.

                                   ARTICLE 6
                                  COMPENSATION

6.1 In consideration of the performance and provision of the Services hereunder, AMMA will pay Consultant those amounts set out in Schedule "C". Consultant shall provide an invoice for each months payment 1 week prior to payment due date.

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6.2   Consultant shall maintain full and accurate records with respect to all
      Services provided and performed, fees charged and disbursements incurred for which AMMA is responsible and shall preserve such records for a period of six (6) years from the date of this Agreement. AMMA may, at all reasonable times, during normal business hours, during the term of this Agreement and for a period of six (6) years thereafter, inspect and audit all such records.

6.3 In the event that any monies are payable to AMMA in respect of items furnished by AMMA for which Consultant is responsible for paying for as set out in Schedule "B", Consultant's invoice issued will reflect any such amounts and such amounts will be deducted from the amounts otherwise payable by AMMA to Consultant.

6.4 The amounts shown in Schedule "C" are net of Goods and Services Tax ("GST"). GST applicable to the amounts payable by AMMA in clause y6.1 shall be shown as a separate item on Consultant's invoice and the invoice shall bear Consultant's GST registration number.

                                   ARTICLE 7
                             INSURANCE AND INDEMNITY

7.1 Consultant shall pay for and maintain for the benefit of the Consultant and AMMA, with insurers or through appropriate government departments, insurance in an amount and form acceptable with AMMA. Consultant and AMMA agree to jointly negotiate and ascertain the insurance, level of coverage and payment schedule required by the Consultant.

      (a) Such insurance shall concern the operations and liabilities of the Consultant relevant to this Agreement including, without limiting the foregoing, worker's compensation and unemployment insurance in conformity with the jurisdiction in which the Consultant's personnel work, public liability insurance covering Consultant's personnel engaged in performing the Services hereunder, insurance covering property damage and comprehensive general liability insurance.

      (b) Upon prior written approval of AMMA, AMMA agrees to reimburse Consultant for costs associated with such coverage. For greater certainty, the costs for medical, life and automobile shall be borne by the Consultant.

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      (c)   General

            (i) Consultant's policies of insurance shall include AMMA, its directors, officers, agents and employees as additional insureds to the extent of Consultant's liability under this Agreement.

            (ii) Prior to the commencement of Services hereunder, Consultant shall provide AMMA with a certificate of insurance confirming the existence of the insurance described above, and shall provide from time to time, as requested by AMMA, proof of continuation of these policies.

            (iii) The insurance maintained by Consultant in accordance with this
                  Agreement shall be primary to any other insurance available.

            (iv) Consultant's policies of insurance shall provide that no material change or cancellation shall be made without thirty
                  (30) days written notice to AMMA.

            (v) Consultant shall ensure that any subcontractor performing any part of the Services obtains and maintains insurance coverage comparable to the insurance coverage Consultant is required to maintain pursuant to this Agreement.

7.2   Consultant shall:

      (a) be liable to AMMA and its directors, officers, agents and employees (in the remainder of this clause y7.2 referred to as "AMMA") for all losses, costs, damages and legal and other expenses of whatsoever nature which AMMA may suffer, sustain, pay or incur by reason of any matter or thing arising out of or in any way attributable to a breach of this Agreement by Consultant or to the negligent acts or omissions, or willful misconduct, of Consultant in the performance or nonperformance of the Services hereunder, including, without limitation, any resulting from imperfections in material furnished by Consultant (if reasonably obvious), or any relating to environmental damage or the breach of any environmental legislation, any resulting from infringement of any copyright, patent, trade secret or other intellectual property right, or any resulting from any cause whatsoever, except to the extent caused by the negligence of AMMA; and, in addition,

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      (b)   indemnify and save harmless AMMA from and against all actions, proceedings, claims, demands, losses, costs, damages and legal and other expenses of whatsoever nature which may be brought against or suffered by AMMA or which it may sustain, pay or incur by reason of any matter or thing arising out of or in any way attributable to a breach of this Agreement by Consultant or to the negligent acts or omissions, or the willful misconduct, of Consultant in the performance or nonperformance of the Services hereunder, including, without limitation, any resulting from imperfections in material furnished by Consultant (if reasonably obvious), or any relating to environmental damage or the breach of any environmental legislation, any resulting from infringement of any copyright, patent, trade secret or other intellectual property right, or any resulting from any cause whatsoever, except to the extent caused by the negligence of AMMA.

For the purposes of this clause y7.2, Consultant shall not be held liable for any act or omission with respect to its performance of the Services hereunder if such act or omission is done or omitted pursuant to the specific instruction of, or with the concurrence of, AMMA.

                                    ARTICLE 8
                                     NOTICES

8.1 All communications and notices required or permitted to be given hereunder, unless otherwise specifically provided for, must be given in writing and faxed to a party at the number set out below, mailed (postage prepaid), or delivered to that party at its address as follows:

               AMMA CORPORATION
               Suite 200, 603 - 7th Avenue S.W.
               Calgary, Alberta
               T2P 2T5
               Attention:    BRAD CLARKE
               Fax No.:      403-264-3310

               Consultant:

               JOSE G. CABANILLAS CORAL
               Av. Jose Quinones 1273
               Iquitos, Peru

               Attention:    JOSE G. CABANILLAS CORAL
               Fax No.:      011-51-94-267-181

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Any notice or other communication given by fax or delivery will be deemed to have been given as at the commencement of the next following business day, and any notice or other communication given by prepaid mail shall be deemed to have been received on the fifth (5th) business day following deposit in the mail. In times of labour strikes or slow-downs affecting the mail delivery, notice shall be effective only if delivered or given by fax. Any party may change its address for service by notice served as set out above.

                                   ARTICLE 9
                             INDEPENDENT CONTRACTOR

9.1 Nothing in this Agreement shall render Consultant an employee, agent or partner of AMMA and Consultant will not hold itself out as such.

9.2 Except as otherwise provided in clause y7.2, AMMA shall not be liable for any acts or omissions of Consultant.

9.3 Consultant shall not pledge the credit of AMMA nor sign any document, enter into any Agreement, or make any promise on behalf of AMMA unless specifically authorized in writing by AMMA.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1 Consultant shall not assign or subcontract any obligations under this Agreement to any third party without the prior written consent of AMMA; provided that, subject to the prior written consent of AMMA (which shall not be unreasonably withheld), Consultant may engage the Services of employees or independent contractors of its own to assist Consultant in the performance and provision of the Services. Consultant shall ensure that any such employee or independent contractor is aware of and shall comply with all applicable terms and conditions of this Agreement.

10.2 This Agreement supersedes any other prior agreement between the parties, whether written or oral, relating to the matters herein.

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10.3  The parties hereto may at any time, and from time to time, alter or vary the terms hereof including the obligations of Consultant, but no such change shall be binding on either party hereto unless reduced to writing and signed by the party to be charged therewith.

10.4 Whenever in this Agreement the singular or masculine is used the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

10.5 In the event of a conflict between any provision in the body of this Agreement and any provision in any schedule hereto, the provision in the body of this Agreement shall prevail.

10.6 The rights and obligations under clauses y5.1, y5.3, y5.4, y6.2, and y7.2 shall survive termination of this Agreement.

10.7 This Agreement and the Services contemplated hereunder shall be subject to all laws, rules and regulations, whether federal, provincial or municipal, pertaining to the location or locations where the Services are performed or furnished and, in the event any provision of this Agreement is found to be contrary to, or inconsistent with, any such law, rule or regulation, such provision of this Agreement shall be conclusively deemed to be modified accordingly, but in all other respects the remainder of this Agreement shall continue in full force and effect. It is agreed that any legal interpretation given to this Agreement shall be governed by the laws of the Province of Alberta.

10.8 Consultant agrees to provide Services to affiliates of AMMA as requested by AMMA from time to time. The parties agree that the terms and conditions of this Agreement shall apply to the provision of Services by Consultant to affiliates of AMMA as well as the provision of Services to AMMA. An affiliate shall include but not be limited to a subsidiary corporation or partnership in which AMMA has a controlling interest or which has a controlling interest in AMMA.

10.9 It is acknowledged by the Parties that this Agreement will be written and executed in both Spanish and English. In the case of a dispute arising under this Agreement, the English version shall be the official version and govern the relationship between the Parties.

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10.10 Each of AMMA and the Consultant acknowledge that it has received independent legal advice regarding the execution and delivery of this Agreement, and if it has not received such independent legal advice, it acknowledges that it was entitled to receive such independent legal advice and has chosen not to receive advice.

10.11 The parties agree that the employment Agreement dated June 12, 2000 between Isula Rain Ltd. and Cabanillas is terminated and replaced by this Agreement.

                           [INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                        AMMA CORPORATION


                                        Per: /s/ Brad Clarke
                                            ------------------------------------
                                            Brad Clarke
                                            President

                                            /s/ Jose G. Cabanillas Coral
                                            ------------------------------------
                                            Jose G. Cabanillas Coral

/s/ Terry Kutcher
-----------------------------------
(Witness)

Print Name:

This execution page forms a part of the Consulting Services Agreement between AMMA Corporation and Jose G. Cabanillas Coral as of the 1st day of June, 2001.

SCHEDULE "A" TO A CONSULTING SERVICES AGREEMENT MADE AS OF THE 1ST DAY OF JUNE, 2001 BETWEEN AMMA CORPORATION AND JOSE G. CABANILLAS CORAL

                                   PRINCIPAL

Jose Gonzalo Cabanillas Coral

                                    SERVICES

THE CONSULTANT WILL PROVIDE GENERAL AND RESEARCH SERVICES AND DUTIES AS REQUESTED BY AMMA AND ITS AFFILIATES.

General Services

The Consultant agrees to co-ordinate and advise on AMMA'S operations in Peru. The Consultant shall advise AMMA on best practices with respect to the products manufactured by AMMA and its affiliates.

Research Services

The Consultant agrees to conduct research into new products and Designated Products as defined in the License Agreement between the Consultant and AMMA dated June 1st, 2001 (the "LICENSE"). AMMA agrees that the Cabanillas Phase 1 Testing (as defined in the License) shall be conducted under the sole control and directorship of Cabanillas. Cabanillas shall designate fully qualified and competent investigators and key personnel to the research projects. Cabanillas shall use commercially reasonable efforts to perform the research.

Research Budget

Cabanillas and AMMA shall meet and set the budget for any research projects during the Cabanillas Phase 1 Testing. All budgets are subject to prior written approval of AMMA (the "Approved Budget"). Any amounts in excess of the Approved Budget are subject to AMMA approval.

The Consultant is expected to conduct his affairs in respect to the Services in a manner becoming a professional and with competence that is consistent with the capabilities represented to AMMA by Consultant as well as the standards normally expected of a person carrying the stipulated level of responsibility in the profession. Quality, quantity, reliability and timeliness of Services will be subject to review by AMMA staff. Good performance of the Services is of the essence to this Agreement.

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SCHEDULE "B" TO A CONSULTING SERVICES AGREEMENT MADE AS OF THE 1ST DAY OF JUNE,
2001 BETWEEN AMMA CORPORATION AND JOSE G. CABANILLAS CORAL

Consultant shall provide at its cost everything that is required for the provision or performance of the Services except:

      (a)   AMMA will supply, at its cost, the following items:

                      Insurance coverage as contemplated in Section y7.1 Approved Research Budgets for projects.

      (b) Consultant will suppy and AMMA will reimburse the Consultant for expenses pre-approved in writing by AMMA.

      Such expenses may include cell phone, travel expenses and any business related charges. All expenses incurred by Consultant require prior written approval and budgeting by AMMA. Consultant agrees to provide proper receipts and other formal documentation to justify each expense invoiced to AMMA monthly through a formal expense account form provided by AMMA. Fax copies are acceptable as long as Consultant keeps the originals available to AMMA in Peru as per clause 6.3.

      AMMA agrees to pay for personal long distance calls up to $50 per month.

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                                                                  EXECUTION COPY

SCHEDULE "C" TO CONSULTING SERVICES AGREEMENT MADE AS OF THE 1ST DAY OF JUNE, 2001 BETWEEN AMMA CORPORATION AND JOSE G. CABANILLAS CORAL

                                  COMPENSATION

AMMA will pay Consultant the following for the performance of the Services:

      (a)   Fees:

               A flat fee of $12,000 U.S. per month

      (b)   Annual Review:

               Amma agrees to review the fees paid in (a) every 12 months from the Effective Date of the Agreement.

      (c)   Payment

               The Consultant agrees to invoice AMMA monthly. AMMA agrees to make payment on the last business day of each month.

SCHEDULE "D" TO A CONSULTING SERVICES AGREEMENT MADE AS OF THE 1ST DAY OF JUNE, 2001 BETWEEN AMMA CORPORATION AND JOSE G. CABANILLAS CORAL

                            CODE OF BUSINESS CONDUCT
                        FOR CONTRACTED SERVICE PROVIDERS

This Code of Business Conduct affirms AMMA's (the Company's) general expectations of companies, the employees of companies and individuals under service contracts doing work for the Company, and/or representing the Company in the course of doing work. This code is intended as a guide and reflects the Company's values and principles, as well as its intentions in respect to choosing the people and companies with which it prefers or declines to conduct its business.

The term "individual", means a person engaging in work for AMMA whether as an employee of the Company, or as an employee of another company under contract to AMMA. Trust and trustworthiness are of the essence in the relationship between AMMA and individuals and companies. AMMA will take reasonable care in establishing clear and specific understandings between itself and other companies and individuals for the purpose of accomplishing work including supervising the work, setting standards, and monitoring compliance. The Company does not mean its stewardship initiatives to define the limits of responsibility on the part of individuals or companies to act in an ethical, forthright manner in the interests of the Company when engaged by the Company. Individuals and companies are expected to apply the highest standards of fairness, honesty and integrity in the conduct of their affairs with AMMA. The extent of the right of an individual or company to gain from its relationship with AMMA is as defined in its Agreement with the Company and using its position or relationship with AMMA to access or divulge information or give or withhold benefit so as to acquire benefit or gain in a manner outside that provided in an Agreement, is unacceptable to the Company.

Individuals are expected to avoid activities and relationships which place them in real or perceived conflict with the interests of AMMA except to the extent that the Company may have agreed to accept competitive activity on the part of an independent contractor engaged in its service. Competitive or conflicting interests or those with such potential, are expected to be avoided and where there is doubt on the part of the individual or company, they are responsible to disclose the issue for AMMA to consider. If an activity or relationship may impair or influence an individual's decision making capability, it may be a conflict of interest situation and should be avoided.

Inventions, technological enhancements, discoveries and other intellectual property developed by an individual or company in the course of service for AMMA are the property of the Consultant. Their existence must be disclosed to the Company for its determination regarding value and possible application for copyright or patent. Consultant shall assist Company in application for copyright or patent when required. Company information of any kind, not disclosed or generally available to the public at large, must be kept in confidence by individuals and companies in AMMA's service and thereafter until disclosed by the Company. Principals shall abide by the provisions of yArticle 5, Confidentiality, of the Agreement. Individuals providing service to AMMA as individuals or in the employ of another company, may become "insiders" under securities regulations and are personally responsible for avoiding illegal or unethical trading in securities based on the possession of insider information.

All individuals are expected to comply with copyright laws and to ensure that any copying done by or for them is in compliance with copyright law. Generally individuals may not copy complete publications, whether written, video, electronic or digital, without the permission of the author or owner of the copyright. There may also be restrictions on copying of significant portions of copyrighted materials. Company assets are for the good of the Company according to their business purposes. Individuals are not entitled to gainful personal use of these except as specifically authorized by a representative of the Company.

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Individuals or companies in AMMA's service are not permitted to offer or accept gifts or gratuities which are intended or may be intended to influence their judgement in decision-making for the Company. The difference between innocent advertising by another party and an unacceptable aggressive attempt to influence (pressure, extort or bribe) is generally clear, but where it is not, the recipient of an attempt to influence is expected to report the attempt to a representative of the Company.

All dealings by individuals or companies in the service of AMMA, with other organizations, representatives of government, the public or anyone with an interest in the business of AMMA, must be conducted with integrity and in a manner that would not embarrass or compromise the Company were their conduct made public. AMMA holds the view that the limits of acceptable practice or behaviour are reasonably defined by our society and culture. The Company expects that individuals will inquire of a responsible representative of AMMA if in doubt as to the specific interpretation or application of this code, or the application of generally accepted standards of ethical conduct in work for the Company. Misunderstanding the applicability of the code will not be accepted as a reason for failure to comply where the individual or company has made no effort to disclose the issue or seek interpretation from AMMA.

AMMA's audit policy provides that any activity undertaken or any record created on the Company's behalf is subject to review by Company auditors. Records, for these purposes, include information recorded in any form or medium. In particular, individuals or companies providing service to AMMA are required to keep certain records related to reimbursable expenditures, undertakings with other parties on behalf of the Company, records of communications on the Company's behalf, days not worked, travel and any number of other kinds of documentation of business conducted with or on behalf of the Company. Any and all such records are subject to audit by the Company and must be retained by the contracted individual or company. Individuals or companies are expected by AMMA in the course of conducting business with or for the Company, to comply with the letter and spirit of the laws of any jurisdiction in which such business is being conducted.

The primary responsibility of any individual or company in regard to these standards, is to make every effort to comply and to be seen to comply. Compliance includes ensuring that AMMA is aware of issues or real or perceived infractions of these standards. Non-compliance with these standards is viewed as a very serious matter by AMMA and is liable to cause the termination of a relationship and may further lead to AMMA taking legal recourse against the violator.

SCHEDULE "E" TO A CONSULTING SERVICES AGREEMENT MADE AS OF THE 1ST DAY OF JUNE, 2001 BETWEEN AMMA CORPORATION AND JOSE G. CABANILLAS CORAL

                                 ACKNOWLEDGEMENT
                            CODE OF BUSINESS CONDUCT

I hereby acknowledge that I have received and read a COPY of the Company's Current Code of Business Conduct for Contracted Service Providers and I agree to abide by all the terms of this Policy. I am not now involved in any situation which might constitute a contravention of any of the terms of this Policy, other than as disclosed in accordance with this policy.

                                        /s/ Jose G. Cabanillas Coral
----------------------------------      ----------------------------------------
Witness                                 Jose G. Cabanillas Coral

                          AMENDING CONSULTANT AGREEMENT

THIS AMENDING AGREEMENT dated as of the 5th day of June, 2003.

BETWEEN:

                      AMMA CORPORATION, a body corporate, incorporated under the laws of Canada and having an office in the City of Calgary, in the Province of Alberta,

                                                          ("AMMA")

                                     - and -

                      JOSE GONZALO CABANILLAS CORAL, a Canadian resident and a citizen of Peru, resident in Canada and Iquitos, Peru

                                                          ("Consultant")

WHEREAS AMMA and Consultant have entered into a Consulting Agreement dated June 1, 2001 (the "Consulting Agreement") setting out the terms and conditions of engagement by AMMA of the Consultant;

AND WHEREAS AMMA and Consultant wish to amend the Consulting Agreement;

NOW THEREFORE, this Agreement witnesses that in consideration for the sum of one dollar ($1.00) paid by AMMA to Consultant (the receipt of which is hereby acknowledged) and in consideration of the premises, covenants and provisions herein contained, the Parties agree as follows:

1. The period of the Guaranteed Consulting Period shall be amended to a period of 3 years from the date of the amending agreement.

2. Upon receipt of $150,000 US as per Section 9.1(a) of the License Agreement dated June 5, 2003 between Amma Corporation and Jose Gonzalo Cabanillas Coral (the "Current License Agreement"), Cabanillas agrees that this sum is the full payment of any and all monies owing by AMMA to Consultant (a) under the Consulting Agreement up to and including June 1, 2003; (b) under the Licensing Ageement between Amma Corporation and Jose Gonzalo Cabanillas Coral dated June 1, 2001; (c) any and all monies owing for the Peruvian operation up to and including June 1, 2003; and (d) completion of the initial payment contemplated in Section 9.1(a) of the Current License Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their duly authorized officers.

ADDRESSES:

Suite 200, 603- 7th Avenue S.W.         AMMA CORPORATION
Calgary, Alberta, CANADA
T2P 2T5                                 By: /s/ Brad Clarke
                                            ------------------------------------
Fax No.: 403.264.3310                       BRAD CLARKE
                                            PRESIDENT

Av. Jose Quinones 1273
Iquitos
Iquitos, Peru, South America            /s/ Jose Gonzalo Cabanillas Coral
                                        ----------------------------------------
Fax No.: 011-51-94-267-181              JOSE GONZALO CABANILLAS CORAL